June 17, 2025

Vistagen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, California 94090

Ladies and Gentlemen:

We have acted as special Nevada counsel to Vistagen Therapeutics, Inc., a Nevada corporation (the “Company”), in connection with the preparation of a Prospectus Supplement (the “Prospectus Supplement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) in connection with securities registered for issuance pursuant to a Registration Statement filed on Form S-3, including a base prospectus (the “Base Prospectus”), with the Commission on February 13, 2024 and declared effective February 29, 2024 (Registration No. 333-277041) (the “Registration Statement”).

The Prospectus Supplement relates to an increase of the aggregate offering price of shares of Common Stock (the “ATM Shares”) to be sold from time to time by the Company through Jefferies LLC as the sales agent (the “Sales Agent”), from up to $100,000,000 pursuant to the Base Prospectus (together with the Prospectus Supplement, the “Sales Agreement Prospectus”) filed with the Registration Statement, to up to $175,000,000 pursuant the Prospectus Supplement, for the sale of the ATM Shares included in the Registration Statement, and an Open Market Sale AgreementSM, dated as of May 14, 2021 (the “Sales Agreement”).

In connection with this opinion, we have examined originals or copies, certified, or otherwise identified to our satisfaction, of:

(i)the Restated Articles of Incorporation of the Company, as filed with the Nevada Secretary of State on August 11, 2016;
(ii)Certificate of Amendment to Articles of Incorporation of the Company, as filed with the Nevada Secretary of State on September 15, 2017;
(iii)Certificate of Amendment to Articles of Incorporation of the Company, as filed with the Nevada Secretary of State on September 6, 2019;
(iv)Certificate of Amendment to Articles of Incorporation of the Company, as filed with the Nevada Secretary of State on March 5, 2021;
(v)Certificate of Amendment to Articles of Incorporation of the Company, as filed with the Nevada Secretary of State on June 5, 2023;
(vi)Second Amended and Restated Bylaws of the Company, adopted August 16, 2016, as amended through the date hereof, and certified to us to be currently in effect;
(vii) a Certificate of Good Standing for the Company issued by the Nevada Secretary of State on June 16, 2025;
(viii)the Sales Agreement;
(ix)the Registration Statement;
(x)the Sales Agreement Prospectus;
(xi)Resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) dated May 11, 2021, authorizing and approving the Sales Agreement;
(xii)Resolutions adopted by the Board of Directors dated February 13, 2024, authorizing and approving the Registration Statement, the issuance and sale of certain securities, including the issuance of the ATM Shares described in the Registration Statement and the Sales Agreement Prospectus, authorizing and approving the Base Prospectus, constituting the ATM Pricing Committee, authorizing the Company to reserve an additional 20,400,000 shares of Common Stock for issuance as ATM Shares, and authorizing the ATM Pricing Committee to act with respect to the ATM Shares described in the Sales Agreement Prospectus;

(xiii)Resolutions adopted by the Board of Directors dated June 13, 2025, authorizing and approving the Prospectus Supplement, the issuance of the ATM Shares described in the Registration Statement and the Sales Agreement Prospectus, constituting the ATM Pricing Committee, authorizing the Company to reserve an additional 93,352,011 shares of Common Stock for issuance as ATM Shares, and authorizing the ATM Pricing Committee to act with respect to the ATM Shares described in the Sales Agreement Prospectus; and
(xiv)a certificate, dated June 17, 2025, from an Officer of the Company as to certain factual matters, including, the incumbency of the officers of the Company (the “Officer's Certificate”).

In addition to the foregoing, we have examined such other instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

In rendering the opinions contained herein, we have, with your permission, made the following assumptions: (i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and, if not originals, are true, correct, and complete copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; (iv) all persons who signed such documents on behalf of a business entity were duly authorized to do so; (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate, and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate. We have assumed that there are no amendments, modifications, or supplements to such documents other than those amendments, modifications, and supplements that are known to us.

This opinion is limited to the Nevada Revised Statutes, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, it is our opinion that

1.The Company is validly existing as a corporation in good standing under the laws of the State of Nevada.

2.When (a) the Sales Agreement Prospectus, as finally amended (including all necessary post-effective amendments) has become effective under the Securities Act, (b) if the ATM Shares are to be certificated, certificates in the form required under the NRS representing the ATM Shares are duly executed and countersigned, (c) the Pricing Committee of the Board of Directors has taken all necessary corporate action to approve the issuance of the ATM Shares and related matters, and (d) the ATM Shares are registered in the Company’s share registry and delivered upon payment of the agreed upon consideration therefor, the ATM Shares will be duly authorized by all necessary corporate action of the Company, and when issued and sold in accordance with the provisions of the Sales Agreement, will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Common Stock.

In rendering the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any ATM Shares, there shall not have occurred any change in law affecting the validity or enforceability of the ATM Shares.

This opinion is rendered to you in connection with the Prospectus Supplement and is not to be relied upon for any other purpose. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

This opinion is based upon our knowledge of the law and facts relevant to the transactions herein referenced as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K to be filed by the Company on the date hereof in connection with the issuance and sale of the ATM Shares and to the use of our name therein and in the related Prospectus Supplement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,
WOODBURN AND WEDGE

By: /S/ Shawn G. Pearson
Shawn G. Pearson